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                    RESTATED AND AMENDED ARTICLES OF INCORPORATION
                                          OF
                            W. P. ACQUISITION CORPORATION


                                     ARTICLE ONE

    W. P. Acquisition Corporation, pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                     ARTICLE TWO

    The articles of incorporation of the corporation are amended by the restated articles of incorporation as follows:

    (1) The amendment alters or changes Article One to change the name of the corporation to KMG-B, INC., and the full text of Article One as altered is set forth on EXHIBIT A, attached.

    (2) The amendment alters or changes Article Three to refer to the Texas Business Corporation Act and to delete Section 2 thereof, and the full text of Article Three as altered is set forth on EXHIBIT A, attached.

    (3) The amendment alters or changes Article Six to change the registered office of the Corporation and the registered agent of the corporation, and the full text of Article Ten as altered is set forth on EXHIBIT A, attached.

    (4)  The amendment deletes Article Eight.

    (5) The amendment alters or changes Article Ten to provide that the board of directors has the exclusive power to adopt, alter, amend or repeal the bylaws, and the full text of Article Ten as altered is set forth on EXHIBIT A, attached.

    (6)  The amendment deletes Article Eleven.

                                    ARTICLE THREE

    Each such amendment made by the restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and each such amendment made by the restated

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articles of incorporation were duly adopted by the shareholders of the corporation on October 1, 1996.

                                 ARTICLE FOUR

    The number of shares outstanding was 528,457; the number of shares entitled to vote on the restated articles of incorporation as so amended was 528,457; the number of shares voted for such restated articles as so amended was 441,636; the number of shares voted against such restated articles as so amended was 14; and the number of shares abstaining was 484.

                                 ARTICLE FIVE

    The articles of incorporation and all amendments and supplements thereto are hereby superseded by the restated articles of incorporation, attached hereto as EXHIBIT A and incorporated herein, which accurately copy the entire text thereof and as amended as above set forth.

                                       W. P. ACQUISITION CORPORATION


                                       By: /s/ TIMOTHY P. HALTER
                                           -----------------------------------
                                             Timothy P. Halter
                                             President








                                      2

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                                      EXHIBIT A

                          RESTATED ARTICLES OF INCORPORATION
                                          OF
                                     KMG-B, INC.


                                     ARTICLE ONE

                                         NAME

    The name of the Corporation is KMG-B, Inc. (hereinafter the "Corporation").


                                     ARTICLE TWO

                                  PERIOD OF DURATION

    The period of the Corporation's duration is perpetual.


                                    ARTICLE THREE

                                 PURPOSES AND POWERS

    Section 1. PURPOSES. The purpose or purposes for which the Corporation is organized are to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act ("Act").

    Section 2.   POWERS. This Section is deleted.


                                 ARTICLE FOUR

                  CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

    Section 1. AUTHORIZED SHARES: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 50,000,000 of which 40,000,000 shares, $0.01 par value, shall be a class designated "Common Stock" and 10,000,000 shares, $0.01 par value, shall be a class designated "Preferred Stock". Each one share of the Corporation's Common Stock issued and outstanding immediately prior to the effective date of these Articles shall be and hereby is automatically changed without further action into two-thirds (2/3rds) of a fully paid and



                   Restated Articles of Incorporation - Page 1

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nonassessable share of the Corporation's Common Stock, provided that no fractional shares shall be issued pursuant to such change. The Corporation shall issue to each shareholder who would otherwise be entitled to a fractional share as a result of such change one full share of the Corporation's Common Stock.

    (1) Shares of Preferred Stock may be issued from time to time in one or more series. The designations, powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each series of the Preferred Stock shall be such as may be fixed by the Board of Directors of the Corporation ("Board of Directors") (authority so to do being hereby expressly granted) and stated in the resolution(s) providing for the issuance, or affecting the terms, of the Preferred Stock of such series adopted by the Board of Directors and filed in accordance with the provisions of the Act. Such resolution(s), with respect to each series, shall specify the series' designation and the number of shares issuable in such series, and each series, as stated or specified in such resolution(s), may:

          (a) have such voting powers, full or limited (which may, without limiting the generality of the foregoing, include the right to vote as a class on proposals for merger, consolidation or other reorganization, sale of assets or liquidation, or under such other circumstances as the Board of Directors may determine), or may be without voting powers;

          (b) be subject to redemption at the option of the Corporation or the respective holder thereof, or upon the occurrence of certain specified events, for cash, property or rights, including without limitation securities of the Corporation or another corporation, at certain specified times and at certain specified prices or rates (which may be subject to adjustment);

          (c) be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

          (d) have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation, including without limitation rights in preference to, or in any other relation to, the rights attributable to any other class or classes or series of stock;

          (e) be made convertible into, or exchangeable for, at the option of the Corporation or the holder thereof or upon the occurrence of certain specified events, shares of any other class or classes or of any other series of the same or any other class or classes of the stock of the Corporation, at certain specified prices or rates of exchange (which may be subject to adjustment);


                   Restated Articles of Incorporation - Page 2

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          (f)  be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

          (g) be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

          (h) have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

    Except where otherwise set forth in the resolution(s) adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares compromising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

    (2) Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as a part of a new series of Preferred Stock to be created by resolution(s) of the Board of Directors or as a part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution(s) adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

    (3) Except as otherwise provided by law or by the resolution(s) of the Board of Directors providing for the issuance of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes.

    (4) Subject to all of the rights of the Preferred Stock or any series thereof, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stocks or otherwise.


                   Restated Articles of Incorporation - Page 3

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    (5)   Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock or any series thereof.

    (6) All shares of Common Stock shall have identical rights and privileges in every respect.

    Section 2. PREEMPTIVE RIGHTS. Except as otherwise provided by the resolution(s) of the Board of Directors providing for the issuance of any series of the Preferred Stock, no holder of shares of capital stock of the Corporation shall, as such holder, have the right to purchase or subscribe for any capital stock of any class which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the Corporation of any class or classes, whether issued out of unissued shares authorized by these Articles of Incorporation as originally filed or by any amendment thereof, or out of shares of capital stock of the Corporation acquired by it after the issue thereof; nor, except as otherwise provided by the resolution(s) of the Board of Directors providing for the issuance of any series of the Preferred Stock, shall any holder have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not any such securities have attached or appurtenant thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes.

    Section 3. VOTING. In the exercise of voting privileges, each holder of shares of the Common Stock of the Corporation shall be entitled to one (1) vote for each share held in his name on the books of the Corporation, and each holder of any series of Preferred Stock of the Corporation shall have such voting rights, if any, as shall be specified for such series. In all elections of Directors of the Corporation, cumulative voting is expressly prohibited. As such, each holder of shares of capital stock of the Corporation entitled to vote at the election of Directors shall have the right to vote, in person or by proxy, all or any portion of such shares for or against each individual Director to be elected and shall not be entitled to vote for or against any one Director more than the aggregate number of shares held by such holder which are entitled to vote on the election of Directors. With respect to any action to be taken by the shareholders of the Corporation as to any matter, the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation entitled to vote thereon and represented in person or by proxy at a meeting of the shareholders at which a quorum is present shall be sufficient to authorize, affirm, ratify or consent to



                   Restated Articles of Incorporation - Page 4

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such action.  Any action required by the Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon. Prompt notice of the taking of any actions by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

                                  ARTICLE FIVE

                            COMMENCEMENT OF BUSINESS

    The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand and No/100 Dollars ($1,000.00), consisting of money, labor done or property actually received; provided, however, that failure to comply with the requirements of this Article Five shall not affect the validity of any action taken by the Corporation.


                                 ARTICLE SIX

                          REGISTERED AGENT AND OFFICE

    Section 1. REGISTERED OFFICE. The address of the registered office of the Corporation is 1212 Guadalupe, Suite 102, Austin, Texas 78701.

    Section 2. REGISTERED AGENT. The name of the registered agent of the Corporation at such address is Capitol Corporate Services, Inc.


                                 ARTICLE SEVEN

                                   DIRECTORS

    The number of Directors of the Corporation shall be fixed from time to time in accordance with the Bylaws of the Corporation and the Act. The initial Board of



                   Restated Articles of Incorporation - Page 5

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Directors shall consist of one (1) member.  The name and address of the person who is to serve as Director until the first annual meeting of the shareholders or until his successor is elected and qualified, or until his earlier death, resignation, or removal is as follows:

                             Timothy P. Halter
                             Suite 201
                             4851 LBJ Freeway
                             Dallas, Texas 75244


                               ARTICLE EIGHT

                               INDEMNIFICATION

    This Article is deleted.


                                 ARTICLE NINE

                       LIMITATION ON LIABILITY OF DIRECTORS

    No Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director to the extent a Director is found liable for (a) a breach of the Director's duty of loyalty to the Corporation or its shareholders; (b) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office, or (d) an act or omission for which the liability of the Director is expressly provided by an applicable statute. If the Texas Miscellaneous Corporation Laws Act or other applicable provision of Texas law hereafter is amended to authorize further elimination or limitation of the liability of Directors, then the liability of a Director of the Corporation, in addition to the limitation on the personal liability provided herein, shall be limited to the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act or other applicable provision of Texas law as amended. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.



                   Restated Articles of Incorporation - Page 6

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                                   ARTICLE TEN

                                      BYLAWS

    The Board of Directors shall adopt the initial Bylaws of the Corporation. The power to adopt, alter, amend or repeal the Bylaws of the Corporation shall be vested exclusively in the Board of Directors.


                                  ARTICLE ELEVEN

                     TRANSACTIONS WITH DIRECTORS AND OFFICERS

    This Article is deleted.


                                ARTICLE TWELVE

                                  AMENDMENTS

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                 ARTICLE THIRTEEN

                                   INCORPORATOR

    This Article is deleted.










                   Restated Articles of Incorporation - Page 7